Great Elm Capital Corp. (NASDAQ: GECC) Investor Presentation – Quarter Ended March 31, 2018 May 9, 2018 © 2018 Great Elm Capital Corp. Exhibit 99.2

© 2018 Great Elm Capital Corp. Disclaimer Statements in this communication that are not historical facts are “forward-looking” statements within the meaning of the federal securities laws. These statements are often, but not always, made through the use of words or phrases such as “believe,” “expect,” “anticipate,” “should,” “planned,” “will,” “may,” “intend,” “estimated,” “aim,” “target,” “opportunity,” “sustained,” “positioning,” “designed,” “create,” “seek,” “would,” “could”, “continue,” “ongoing,” “upside,” “increases,” and “potential,” and similar expressions. All such forward-looking statements involve estimates and assumptions that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the results expressed in the statements. Among the key factors that could cause actual results to differ materially from those projected in the forward-looking statements are: conditions in the credit markets, the price of Great Elm Capital Corp. (“GECC”) common stock, and performance of GECC’s portfolio and investment manager. Additional information concerning these and other factors can be found in GECC’s Form 10-K and other reports filed with the Securities and Exchange Commission (the “SEC”). GECC assumes no obligation to, and expressly disclaims any duty to, update any forward-looking statements contained in this communication or to conform prior statements to actual results or revised expectations, except as required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof. You should consider the investment objective, risks, charges and expenses of GECC carefully before investing. GECC’s filings with the SEC contain this and other information about GECC and are available by contacting GECC at the phone number and address at the end of this presentation. The SEC also maintains a website that contains the aforementioned documents. The address of the SEC’s website is http://www.sec.gov. These documents should be read and considered carefully before investing.   The performance, distributions and financial data contained herein represent past performance, distributions and results and neither guarantees nor is indicative of future performance, distributions or results. Investment return and principal value of an investment will fluctuate so that an investor’s shares may be worth more or less than the original cost. GECC’s market price and net asset value will fluctuate with market conditions. Current performance may be lower or higher than the performance data quoted. All information and data, including portfolio holdings and performance characteristics, is as of March 31, 2018, unless otherwise noted, and is subject to change. This presentation does not constitute an offer of any securities for sale.

GECC Snapshot GECC Investment Objective Investment Strategy Externally managed, special situations-focused BDC Common stock trades as “GECC” and baby bonds as “GECCL” and “GECCM” on NASDAQ $0.083 per share monthly distribution1 Great Elm Capital Group, Inc., the parent company of Great Elm Capital Management, Inc. (“GECM”), owns approximately 18.5% of GECC’s common stock, creating a strong alignment of interest between the BDC and its external manager To generate both current income and capital appreciation, while seeking to protect against risk of capital loss To apply the key principles of value investing to the capital structures of predominantly middle-market companies Portfolio (as of 3/31/2018) $257.1 million of total assets; $194.8 million of portfolio fair value; $125.6 million of net asset value Weighted average current yield of 14.8%2 Invested in 24 companies across more than 20 industries and 34 investments (30 debt, four equity) (1) Based on distributions that have been declared through September 2018. Past distributions are not indicative of future distributions. Distributions are declared by the Board by the funds legally available therefor. Though GECC intends to pay distributions monthly, it is not obligated to do so. Please refer to “Distribution Policy & Declared Distributions” later in this presentation. (2) Weighted average current yield is based upon the stated coupon rate and fair value of outstanding debt securities at the measurement date. © 2018 Great Elm Capital Corp.

© 2018 Great Elm Capital Corp. Realized Investments (through May 8, 2018) Past performance is not indicative of future results. It should not be assumed that the realization of other positions will be profitable or equal the performance of the positions realized in the quarter ended March 31, 2018 and the partial quarter reported through May 8, 2018. Because we focus on a catalyst-driven, special situations investment approach, results will vary from period to period and it should not be assumed that results attained in any one period will be replicated. Please refer to “Disclaimer” at the beginning of this presentation.

© 2018 Great Elm Capital Corp. Background Catalyst Outcome The PR Wireless first lien term loan was a legacy Full Circle Capital Corporation (“Full Circle”) investment. Given GECC’s special situations, total return investment focus, GECM increased its exposure to this investment as the loan traded at a discount to par This first lien loan initially carried with it an interest rate of LIBOR + 9.00% and a LIBOR floor of 1.00% In February 2017, PR Wireless announced a joint venture with Sprint in Puerto Rico and the U.S. Virgin Islands. In connection with the closing of this joint venture, the interest rate on this first lien, secured loan was reduced from LIBOR + 9.00% with a LIBOR floor of 1.00% to LIBOR + 5.25% with a LIBOR floor of 1.00%. Sprint contributed additional collateral and became a guarantor on the loan In April 2018, we exited this position at par for an IRR of 20.3%, a cash-on-cash return of 1.28x and a realized gain of approximately $800,000 PR Wireless, Inc. (“PR Wireless”)

© 2018 Great Elm Capital Corp. Financial & Portfolio Review (Quarter Ended 3/31/2018)

© 2018 Great Elm Capital Corp. Financial Highlights: Per Share Data Q1/20173 Q2/20173 Q3/20173 Q4/20173 Q1/20183 Earnings Per Share (“EPS”) $0.27 $(0.20) ($0.77) $0.47 ($0.38) Net Investment Income (“NII”) Per Share $0.32 $0.29 $0.32 $0.60 $0.36 NII Per Share Excluding One-Time Merger / Formation Costs N/A N/A N/A N/A N/A Net Realized Gains Per Share $0.16 $0.11 $0.01 $0.02 $0.03 Net Unrealized Losses Per Share ($0.21) ($0.60) ($1.16) ($0.16) ($0.77) Net Asset Value Per Share at Period End $13.59 $13.29 $12.38 $12.42 $11.79 Distributions Paid / Declared Per Share $0.249 $0.249 $0.249 $0.449 $0.249 (3) The per share figures are based on a weighted average of outstanding shares for the preceding quarter, except where such amounts need to be adjusted to be consistent with the financial highlights of our consolidated financial statements. Financial Highlights – Per Share Data

© 2018 Great Elm Capital Corp. Financial Highlights: Portfolio Q1/2017 Q2/2017 Q3/2017 Q4/2017 Q1/2018 Capital Deployed $73.3 million $17.9 million $49.3 million $46.1 million $63.2 million Investments Monetized $78.8 million $37.6 million $18.9 million $39.7 million $29.1 million Total Fair Value of Investments at Period End4 $152.2 million $131.6 million $153.1 million $164.9 million $194.8 million Net Asset Value at Period End $170.4 million $153.7 million $132.8 million $132.3 million $125.6 million Total Assets at Period End $225.5 million $213.7 million $218.3 million $239.9 million $257.1 million Total Debt Outstanding at Period End (Par Value) $33.6 million $33.6 million $66.3 million5 $32.6 million $79.0 million Debt to Equity Ratio at Period End 0.20x 0.22x 0.50x5 0.25x 0.63x Cash and Money Market Investments at Period End4 $66.8 million $58.9 million $60.3 million $18.9 million $29.9 million (4) Cash and money market investments does not include our holdings in United States Treasury Bills. Total Fair Value of Investments does not include investments in short-term securities, including United States Treasury Bills and money market mutual funds. (5) Includes the legacy Full Circle notes (ticker: FULLL), which were redeemed on 10/20/2017 with the proceeds from the GECCL note issuance and cash on the balance sheet. Financial Highlights - Portfolio

© 2018 Great Elm Capital Corp. Financial Review Total investment income for the quarter ended March 31, 2018 was approximately $7.5 million, or $0.70 per share Net expenses for the quarter ended March 31, 2018 were approximately $3.6 million, or $0.34 per share Net investment income for the quarter ended March 31, 2018 was approximately $3.9 million, or $0.36 per share Net realized gains for the quarter ended March 31, 2018 were approximately $317,000, or $0.03 per share Net unrealized depreciation of investments for the quarter ended March 31, 2018 was approximately ($8.2) million, or ($0.77) per share The per share figures are based on a weighted average of shares outstanding for the quarter ended March 31, 2018, except where such amounts need to be adjusted to be consistent with the financial highlights of our consolidated financial statements.

Financial Review: Quarterly Operating Results

	Q1/2017		Q2/2017		Q3/2017		Q4/2017		Q1/2018	
($ in Thousands)		Per Share[6]		Per Share[6]		Per Share[6]		Per Share[6]		Per Share[6]
Total Investment Income[7]	**$7,315**	**$0.58**	**$6,237**	**$0.52**	**$6,466**	**$0.58**	**$9,710**	**$0.92**	**$7,498**	**$0.70**
Interest Income	6,826	0.54	6,138	0.51	6,347	0.57	9,613	0.91	7,365	0.69
Dividend & Other Income	443	0.04	99	0.01	119	0.01	97	0.01	133	0.01
Net Operating Expenses	**3,221**	**0.26**	**2,759**	**0.24**	**2,896**	**0.26**	**3,277**	**0.32**	**3,632**	**0.34**
Management fees	593	0.05	546	0.05	547	0.05	612	0.06	693	0.07
Incentive fees	1,023	0.08	871	0.07	890	0.08	1,610	0.15	966	0.09
Total Investment Management fees	1,616	0.13	1,417	0.12	1,437	0.13	2,222	0.21	1,659	0.16
Administration fees	495	0.04	272	0.02	287	0.03	308	0.03	310	0.03
Directors' fees	27	0.00	21	0.00	40	0.00	48	0.01	49	0.00
Interest expense	631	0.05	631	0.05	717	0.06	60	0.01	1,275	0.12
Professional services (incl. merger expenses)	331	0.03	176	0.01	212	0.02	294	0.03	171	0.02
Custody fees	13	0.00	11	0.00	10	0.00	28	0.00	14	0.00
Other	113	0.01	156	0.01	193	0.02	193	0.02	154	0.01
Fees Waivers and Expense Reimbursement	(5)	(0.00)	75	0.01	0	0.00	0	0.00	0	0.00
Income Tax, Including Excise Tax	0	0.00	0	0.00	0	0.00	124	0.01	0	0.00
Net Investment Income	**$4,094**	**$0.32**	**$3,478**	**$0.29**	**$3,570**	**$0.32**	**$6,433**	**$0.60**	**$3,866**	**$0.36**

(6) The per share figures are based on a weighted average of the shares outstanding for the preceding quarter, except where such amounts need to be adjusted to be consistent with the financial highlights of our consolidated financial statements.
(7) Total investment income includes PIK income and net accretion of OID and market discount.

GREAT ELM CAPITAL
© 2018 Great Elm Capital Corp.
10

© 2018 Great Elm Capital Corp. Portfolio Highlights: Quarter Ended 3/31/2018 14.8% Weighted average current yield on portfolio8 99.8% Percentage of the portfolio (based on fair value of investments) invested in 1st lien and/or senior secured instruments $0.73 Weighted average dollar price of debt investments in the portfolio, representative of our special situations investment approach9 As of March 31, 2018, approximately 81%10 of the portfolio was invested in ideas that are representative of the manner in which GECM intends to manage the portfolio going forward (8) Weighted average current yield is based upon the stated coupon rate and fair value of outstanding debt securities at the measurement date. (9) Weighted average dollar price is based on the stated par value and fair value of outstanding debt securities at the measurement date. (10) The balance of the portfolio remains in legacy Full Circle positions that were acquired in the merger with Full Circle.

© 2018 Great Elm Capital Corp. Portfolio Overview: Quarter Ended 3/31/2018 30 Debt Investments $194.3 million Fair Value Invested in Debt Instruments 54.4% in Floating Rate Instruments 14.8%11 Weighted Average Current Yield 99.8% Of Invested Capital in Debt Instruments (100% of fair value in first lien / senior secured) Four Equity Investments $442,000 Fair Value Invested in Equity Instruments Debt Investments: Equity Investments: 0.2% Of Invested Capital in Equity Investments (11) Weighted average current yield is based upon the stated coupon rate and fair value of outstanding debt securities at the measurement date. Amounts in the above tables do not include investments in short-term securities, including United States Treasury Bills and money market mutual funds.

© 2018 Great Elm Capital Corp. Portfolio Activity: Quarter Ended 3/31/2018 $63.2 million Capital deployed into 13 investments (seven new investments, six additional investments) with a weighted average dollar price of $0.99 and a weighted average current yield of 10.2%12 $29.1 million Monetized (in part or full) 12 investments at a weighted average dollar price just above par and a weighted average current yield of 11.1%13 (12) This includes new deals, additional fundings (inclusive of those on revolving credit facilities), refinancings and PIK interest. Amounts included herein are exclusive of investments in short-term securities, including United States Treasury Bills and money market mutual funds. Weighted average dollar price is based upon the stated par value and fair value of outstanding debt securities at the measurement date. Weighted average current yield is based upon the stated coupon rate and fair value of outstanding debt securities at the measurement date. (13) This includes scheduled principal payments, prepayments, sales and repayments (inclusive of those on revolving credit facilities). Amounts included herein are exclusive of investments in short-term securities, including United States Treasury Bills and money market mutual funds. Weighted average dollar price is based upon the stated par value and fair value of outstanding debt securities at the measurement date. Weighted average current yield is based upon the stated coupon rate and fair value of outstanding debt securities at the measurement date.

Portfolio Activity: New Investments Almonde, Inc. – acquired $10.0 million face value of this second lien loan of 2025 in the secondary market at a price of 99.5% of par value; this loan bears interest at a rate of LIBOR + 7.25% per annum with a LIBOR floor of 1.00% Aptean Holdings, Inc. – acquired approximately $2.2 million face value of this second lien loan of 2023 in the secondary market at a price of 101% of par value; this loan bears interest at a rate of LIBOR + 9.50% with a LIBOR floor of 1.00% Foresight Energy LP – acquired $5 million face value of this first lien loan in the secondary market at a price of 99% of par value; this loan bears interest at a rate of LIBOR + 5.75% with a LIBOR floor of 1.00% Full House Resorts, Inc. – participated in the origination of this first lien note at a price of 98.0% of par value; this note bears interest at a rate of LIBOR + 7.00% per annum with a LIBOR floor of 1.00% Sungard Availability Services Capital, Inc. – acquired $5.0 million face value of this first lien loan of 2021 in the secondary market at a price of 93.0% of par value; this loan bears interest at a rate of LIBOR + 7.0% per annum with a LIBOR floor of 1.00% Tallage Davis, LLC – funded $250,000 of this originated first lien term loan at par; this loan bears interest at a rate of 11.0% per annum Tru Taj, LLC – acquired approximately $1.7 million face value of this first lien DIP note in the secondary market at a price of 104% of par value; this note bears interest at a rate of 11.0% per annum © 2018 Great Elm Capital Corp. New Investments During Q1/2018, we made investments in 10 companies (seven new, three existing), deploying approximately $44.8 million. A brief snapshot of these investments is as follows: This deployment activity does not include revolver draws or PIK interest.

Portfolio Activity: Additional Investments International Wire Group Inc. – acquired an additional $4.5 million face value of this second lien bond in the secondary market at a price of 95.0% of par value Michael Baker International, LLC – acquired an additional approximately $4.5 million face value of this second lien bond in the secondary market at a price of 98.0% of par value SESAC Holdco II LLC – acquired an additional $2.6 million face value of this second lien loan in the secondary market at a price of par © 2018 Great Elm Capital Corp. Additional Investments During Q1/2018, we made investments in 10 companies (seven new, three existing), deploying approximately $44.8 million. A brief snapshot of these investments is as follows: This deployment activity does not include revolver draws or PIK interest.

Portfolio Activity

Portfolio Rotation: New Investments vs. Monetized Investments

	Q1/2017	Q2/2017	Q3/2017	Q4/2017	Q1/2018
Dollar Value of New Investments[14]	$73.3 million	$17.9 million	$49.3 million	$49.1 million	$63.2 million
Weighted Average Price of New Debt Investments	$0.98	$0.99	$0.96	$0.97	$0.99
Weighted Average Current Yield of New Debt Investments	12.3%	11.1%	10.6%	11.4%	10.2%
% of New Debt Investments - 1st Lien / Senior Secured Instruments	100%	100%	100%	100%	100%
Dollar Value of Monetized Investments[15]	$78.8 million	$37.6 million	$18.9 million	$39.7 million	$29.1 million
Weighted Average Price of Monetized Debt Investments	$0.99	$1.02	$1.00	$1.00	$1.00
Weighted Average Current Yield of Monetized Debt Investments	13.3%	10.2%	11.2%	10.4%	11.1%
% of Monetized Debt Investments - 1st Lien / Senior Secured Instruments	83%	77%	100%	100%	100%

(14) This includes new deals, additional fundings (inclusive of those on revolving credit facilities), refinancings and PIK interest. Amounts included herein are exclusive of investments in short-term securities, including United States Treasury Bills and money market mutual funds. Weighted average dollar price is based upon the stated par value and fair value of outstanding debt securities at the measurement date. Weighted average current yield is based upon the stated coupon rate and fair value of outstanding debt securities at the measurement date.
(15) This includes scheduled principal payments, prepayments, sales and repayments (inclusive of those on revolving credit facilities). Amounts included herein are exclusive of investments in short-term securities, including United States Treasury Bills and money market mutual funds. Weighted average dollar price is based upon the stated par value and fair value of outstanding debt securities at the measurement date. Weighted average current yield is based upon the stated coupon rate and fair value of outstanding debt securities at the measurement date.

GREAT ELM CAPITAL
© 2018 Great Elm Capital Corp.
16

Portfolio Breakdown: Asset Type and Interest Rate Type ($ in Thousands) Portfolio by Asset Type Portfolio by Interest Rate Type Investments:   Investments at Fair Value   % of Total Portfolio 1st Lien / Senior Secured Debt   $194,308 99.8% Unsecured Debt   - 0.0% Equity / Other   442 0.2% Total Investments at Fair Value   $194,750 100.0%     Count   Investments at Fair Value   % of Debt Holdings Fixed Rate   9 $88,658 45.6% Floating Rate   21 105,650 54.4%     30 $194,308 100.0% Weighted average fixed rate yield of 11.2% Weighted average floating rate yield of 10.9%16 (16) Weighted average fixed rate current yield is based upon the stated coupon rate and fair value of outstanding fixed rate debt securities at the measurement date. Amounts in the above tables do not include investments in short-term securities, including United States Treasury Bills and money market mutual funds. © 2018 Great Elm Capital Corp.

© 2018 Great Elm Capital Corp. Portfolio Breakdown: Asset Type (End of Period Investments - % of FMV)

© 2018 Great Elm Capital Corp. Portfolio Breakdown: Interest Rate (End of Period Investments - % of FMV)

© 2018 Great Elm Capital Corp. Portfolio Breakdown: Industry Amounts in the above table do not include investments in short-term securities, including United States Treasury Bills and money market mutual funds.

Monetization of the Legacy Full Circle Assets

- In the year and a half since the Full Circle merger closed, we have been working diligently to monetize what was largely viewed as a challenged legacy portfolio, as evidenced by the steep discount to NAV at which Full Circle's shares were trading prior to and subsequent to the merger announcement. During that time, we have exited 22 positions across 15 portfolio companies realizing an **aggregate total return of $4.2 million on these positions**, a significant achievement given the market's assessment of this portfolio. These positions represented approximately **69% of the aggregate cost basis** of the legacy Full Circle portfolio

Company Name		Initial Cost	IRR[17]	Cash-on-Cash Return
Pristine Environments	$	10,574	7.17%	1.02x
PR Wireless, Inc. (Term Loan & Warrants)	$	9,348	17.18%	1.24x
Aptean Inc	$	7,163	15.90%	1.02x
Sundberg America LLC	$	6,493	21.00%	1.02x
310E53RD, LLC	$	5,976	10.40%	1.05x
RiceBran Technologies	$	3,564	78.80%	1.05x
GC Pivotal	$	3,116	25.60%	1.02x
JN Medical Corporation	$	1,750	473.50%	1.58x
Attention Transit Advertising Systems	$	1,736	24.00%	1.02x
Ads Direct Media, Inc.	$	745	-100.00%	0.00x
Background Images	$	563	39.40%	1.03x
US Shale	$	386	303.20%	1.30x
Texas Westchester Financial, LLC	$	68	-12.80%	0.88x
Infinite Aegis Group, LLC	$	-	N/A	N/A
Modular Process Control, LLC	$	-	N/A	N/A

(17) All IRR information is presented at the issuer level.

GREAT ELM CAPITAL
© 2018 Great Elm Capital Corp.
21

Avanti: Update About Avanti: Avanti Communications Group plc (“Avanti”) is a leading provider of satellite-enabled data communications services in Europe, the Middle East and Africa. Avanti’s satellites utilize Ka-band frequencies, enabling higher speed and volume at lower cost. It is a carrier’s carrier, selling managed service wholesale to service providers in four markets: enterprise, government, carrier services, and consumer broadband GECC’s debt investment in Avanti is secured by a collateral package that consists of satellites in orbit (HYLAS 1, 2 and 4), one satellite under construction (HYLAS 3), ground earth stations, spectrum and orbital slots Recent Events: In December 2017, Avanti announced a proposed restructuring plan whereby the terms of its second lien debt would be amended (its coupon rate reduced to 9.0%; the company to have the option to pay in kind (“PIK”) its interest payments for the remaining life of the security; and its maturity date to be extended by a year) and its current third lien debt would be “equitized” in a debt for equity swap. In April 2018, a majority of shareholders voted in support of the proposed restructuring plan, allowing for the plan to close on April 26, 2018. In consideration for their support, the existing shareholders retain 7.5% of the common equity pro-forma for the issuance associated with the restructuring and the third lien holders own 92.5%. GECC now owns approximately 9.1% of Avanti’s common equity Additionally, in April 2018, Kyle Whitehill joined Avanti as its new CEO, replacing Alan Harper, previously the company’s Interim CEO. With Mr. Whitehill starting in April, Mr. Harper resumed his role as a Non-Executive Director of the company. Mr. Whitehill brings significant experience working with telecommunications companies in emerging market countries, similar to the ones that Avanti serves Lastly, Avanti successfully launched HYLAS 4 in April 2018. HYLAS 4 is Avanti’s largest capacity satellite and will provide data communications services with fixed beams serving Africa and Europe and steerable beams that can cover territory as far west as the United States and as far south as the southern tip of South America. HYLAS 4 is now in its period of in-orbit testing, a period that typically lasts approximately three months. If in-orbit testing is successfully completed, we anticipate Avanti would commence selling capacity and thus generating revenue from HYLAS 4 © 2018 Great Elm Capital Corp.

Subsequent Events (through May 8, 2018) © 2018 Great Elm Capital Corp. In April 2018, the senior secured term loan to PR Wireless was sold at par, resulting in a realized gain of approximately $800,000 In April 2018, we purchased an additional $1.8 million of par value of Aptean Holdings, Inc. second lien term loan at a price of approximately 101% of par value In April 2018, we purchased an additional $0.5 million of par value of SESAC Holdco II LLC second lien term loan at a price of approximately 100% of par value In April and May 2018, we funded an additional $1.8 million of par value to Tallage Davis, LLC This deployment and monetization activity does not include revolver draws or ordinary course amortization payments.

© 2018 Great Elm Capital Corp. Capital Activity

© 2018 Great Elm Capital Corp. Distribution Policy & Declared Distributions On March 9, 2018, we declared our monthly Q2/2018 distribution amount and schedule; we generated $0.36 in NII per share during the quarter, a 1.45x distribution coverage (18) There can be no assurance that any such supplemental amounts will be received or realized, or even if received and realized, distributed or available for distribution. Past distributions are not indicative of future distributions. Distributions are declared by the Board out of the funds legally available therefor. Though GECC intends to pay distributions monthly, it is not obligated to do so. Month Rate Record Date Payable Date April $0.083 April 30, 2018 May 15, 2018 May $0.083 May 31, 2018 June 15, 2018 June $0.083 June 29, 2018 July 16, 2018 On May 3, 2018, we declared our monthly Q3/2018 distribution amount and schedule; this distribution rate of $0.083 per share per month represents an annual distribution of approximately 8.45% of 3/31/2018 NAV. The schedule is as follows: We intend to supplement these distributions with special distributions from NII in excess of the declared distribution and as catalyst-driven investments are realized18 Month Rate Record Date Payable Date July $0.083 July 31, 2018 August 15, 2018 August $0.083 August 31, 2018 September 14, 2018 September $0.083 September 28, 2018 October 15, 2018

© 2018 Great Elm Capital Corp. Leverage On May 3, 2018 at the Annual Stockholders’ Meeting, a majority of stockholders approved the application of the modified minimum asset coverage requirements set forth in Section 61(a)(2) of the Investment Company Act of 1940, as amended, in accordance with the Small Business Credit Availability Act ("SBCAA") that was signed into law on March 23, 2018. As a result of such approval, and subject to satisfying certain ongoing disclosure requirements under the SBCAA, effective May 4, 2018, the asset coverage ratio test applicable to the Company has been decreased from 200% to 150%, permitting GECC to incur additional leverage As of the end of Q1/2018, we had approximately $79.0 million in par value of debt outstanding with an asset coverage ratio of 255% and debt to equity ratio of 0.63x, significantly below the previous debt to equity ratio limit of 1.0x. We intend to deploy leverage prudently, in amounts and at times that we believe can best deliver attractive risk-adjusted returns to our stockholders

© 2018 Great Elm Capital Corp. Appendix

Appendix: General Risks Debt instruments are subject to credit and interest rate risks.   Credit risk refers to the likelihood that an obligor will default in the payment of principal or interest on an instrument. Financial strength and solvency of an obligor are the primary factors influencing credit risk. In addition, lack or inadequacy of collateral or credit enhancement for a debt instrument may affect its credit risk. Credit risk may change over the life of an instrument, and debt instruments that are rated by rating agencies are often reviewed and may be subject to downgrade. Our debt investments either are, or if rated would be, rated below investment grade by independent rating agencies. These “junk bonds” and “leveraged loans” are regarded as having predominantly speculative characteristics with respect to the issuer’s capacity to pay interest and repay principal. They may be illiquid and difficult to value and typically do not require repayment of principal before maturity, which potentially heightens the risk that we may lose all or part of our investment.   Interest rate risk refers to the risks associated with market changes in interest rates. Interest rate changes may affect the value of a debt instrument indirectly (especially in the case of fixed rate obligations) or directly (especially in the case of an instrument whose rates are adjustable). In general, rising interest rates will negatively impact the price of a fixed rate debt instrument and falling interest rates will have a positive effect on price. Adjustable rate instruments also react to interest rate changes in a similar manner although generally to a lesser degree (depending, however, on the characteristics of the reset terms, including the index chosen, frequency of reset and reset caps or floors, among other factors).   GECC utilizes leverage to seek to enhance the yield and net asset value of its common stock. These objectives will not necessarily be achieved in all interest rate environments. The use of leverage involves risk, including the potential for higher volatility and greater declines of GECC’s net asset value, fluctuations of dividends and other distributions paid by GECC and the market price of GECC’s common stock, among others. The amount of leverage that GECC may employ at any particular time will depend on, among other things, our Board’s and our adviser’s assessment of market and other factors at the time of any proposed borrowing.   As part of our lending activities, we may purchase notes or make loans to companies that are experiencing significant financial or business difficulties, including companies involved in bankruptcy or other reorganization and liquidation proceedings. Although the terms of such financings may result in significant financial returns to us, they involve a substantial degree of risk. The level of analytical sophistication, both financial and legal, necessary for successful financing to companies experiencing significant business and financial difficulties is unusually high. We cannot assure you that we will correctly evaluate the value of the assets collateralizing our investments or the prospects for a successful reorganization or similar action. In any reorganization or liquidation proceeding relating to a portfolio company, we may lose all or part of the amounts advanced to the borrower or may be required to accept collateral with a value less than the amount of the investment advanced by us to the borrower. © 2018 Great Elm Capital Corp.

Appendix: Contact Information © 2018 Great Elm Capital Corp. Investor Relations Meaghan K. Mahoney Senior Vice President 800 South Street, Suite 230 Waltham, MA 02453 Phone: +1 (617) 375-3006 investorrelations@greatelmcap.com